SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      April 22, 2003

THORNBURG MORTGAGE, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-11914 (Commission File Number)	85-0404134 (I.R.S. Employer Identification No.)

150 Washington Avenue, Suite 302 Santa Fe, New Mexico (Address of principal executive offices)	87501 (Zip Code)

Registrant’s telephone number, including area code:):      (505) 989-1900

N/A
(Former name or former address, if changed since last report.)

Item 7. Exhibits

     (c)  Exhibits

          99.1 Press Release dated April 22, 2003 of Thornburg Mortgage, Inc. (the “Company”).

Item 9. Regulation FD Disclosure

     The information contained in this Item 9 of this Current Report is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.

     The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

     On April 22, 2003, the Company issued a Press Release announcing the Company’s earnings for the quarter ending March 31, 2003. A copy of the Press Release has been furnished as an exhibit to this report and is incorporated by reference herein.

     The Press Release in Exhibit 99.1 includes forward-looking statements within the meaning of the federal securities laws. Actual results and developments could differ materially from those expressed in or contemplated by the forward-looking statements due to a number of factors, including general economic conditions, interest rates, the availability of adjustable rate mortgage securities and loans for acquisition, and other risk factors discussed in the Company’s SEC filings. The Company does not undertake to update, revise or correct any of the forward-looking information.

Exhibit	Name of Exhibit

99.1	Press Release dated April 22, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THORNBURG MORTGAGE, INC.

Date: April 25, 2003	By:	/s/ Michael B. Jeffers

Michael B. Jeffers, Secretary

EXHIBIT INDEX

EXHIBIT	NAME OF
NUMBER	EXHIBIT
99.1	Press Release date April 22, 2003.